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                                                                    Exhibit 23.1

                                     [LETTERHEAD]

Form of Consent:

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 17, 1998 appearing on page F-1 of VDI Media's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the headings "Experts" in such Prospectus.